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INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE
We consent to the incorporation by reference in Registration Statements No. 33-18622, 33-53034, 33-55049 and 33-15554 on
Form S-3 and in Registration Statement No. 33-50809 on Form S-8 of Nevada Power Company of our report dated February 10, 1995 incorporated by reference in this Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1994.
Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Nevada Power Company, listed in Item 14. This financial statement schedule is the responsibility of Nevada Power Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.
DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
May 16, 1995